EXHBIT 99.1 NEWS RELEASE Cleveland-Cliffs Inc. to Acquire ArcelorMittal USA CLEVELAND – September 28, 2020 – Cleveland-Cliffs Inc. (NYSE: CLF) announced that it has entered into a definitive agreement with ArcelorMittal S.A. (NYSE: MT), pursuant to which Cleveland-Cliffs will acquire substantially all of the operations of ArcelorMittal USA LLC and its subsidiaries (“ArcelorMittal USA”) for approximately $1.4 billion. Upon closure of the transaction, Cleveland-Cliffs will be the largest flat-rolled steel producer in North America, with combined shipments of approximately 17 million net tons in 2019. The company will also be the largest iron ore pellet producer in North America, with 28 million long tons of annual capacity. ArcelorMittal USA will be acquired by Cleveland-Cliffs on a cash-free and debt-free basis, with a combination of 78.2 million shares of Cleveland-Cliffs common stock, non-voting preferred stock with an approximate aggregate value of $373 million, and $505 million in cash. The enterprise value of the transaction is approximately $3.3 billion, which takes into consideration the assumption by Cleveland-Cliffs of pension/OPEB liabilities and working capital. In 2018 and 2019, ArcelorMittal USA averaged annual revenues of approximately $10.4 billion and annual adjusted EBITDA of approximately $700 million. The assets acquired include 6 steelmaking facilities, 8 finishing facilities, 2 iron ore mining and pelletizing operations, and 3 coal and cokemaking operations. The transaction is anticipated to be EPS accretive, and Cleveland-Cliffs expects the acquisition to reduce the Company’s leverage from 4.3x to 3.6x on a pro-forma 2019 adjusted EBITDA basis, including the expectation of approximately $150 million in estimated annual cost savings. The acquisition is also expected to increase the Company’s liquidity substantially due to an increased ABL borrowing base. Lourenco Goncalves, Chairman of the Board, President and CEO of Cleveland-Cliffs, will lead the expanded organization. Mr. Goncalves stated: “Steelmaking is a business where production volume, operational diversification, dilution of fixed costs, and technical expertise matter above all else, and this transaction achieves all of these. ArcelorMittal is a world class organization that we have long admired as our customer and our partner, and we know for a fact that they have taken good care of their US assets.” Mr. Goncalves continued, “We look forward to welcoming the ArcelorMittal USA team into our organization. We are creating an exceptional company, based on great people and supported by our existing strong relationship with the United Steelworkers, the United Auto Workers and the Machinists unions. The acquisition of ArcelorMittal USA amplifies our position in the discerning automotive steel marketplace, and further improves our position in important U.S. markets such as construction, appliances, infrastructure, machinery and equipment. It also adds to our strong legacy raw material profile and growing finishing capabilities. The transaction will enable us to become a more efficient fully-integrated steel system, with the ability to realize all of our operational and financial goals.” CLEVELAND-CLIFFS INC. • 200 PUBLIC SQUARE • SUITE 3300 • CLEVELAND, OH 44114-2544 1

Transaction Rationale

- Combined innovation capabilities with world-class expertise in iron ore pellets, HBI and steel
- Furthers commitment to environmentally and socially conscious steelmaking with self-sufficiency in HBI and pellets
- Improves operational capabilities, flexibility, and steelmaking cost performance
- Asset locations consistent with Cleveland-Cliffs' long-standing, U.S.-centric strategy
- Increased exposure to highly desirable automotive end market
- Fully-integrated system delivers improved through-the-cycle margins
- Deleveraging transaction creates a more resilient, pro-forma balance sheet
- Highly synergistic transaction with clear line of sight to achievement of approximately $150 million of estimated annual cost savings
- Substantial asset base increases liquidity and secured borrowing availability
- Enhances optionality for future production of merchant pig iron

Assets Acquired

The facilities included in the transaction are:

- Steelmaking:
    - Indiana Harbor
    - Burns Harbor
    - Cleveland
    - Coatesville
    - Steelton
    - Riverdale
- Finishing:
    - Columbus
    - Conshohocken
    - Double G. Coatings JV (ArcelorMittal USA's 50% interest)
    - Gary Plate
    - I/N Tek JV with Nippon Steel (ArcelorMittal USA's 60% interest)
    - I/N Kote JV with Nippon Steel (ArcelorMittal USA's 50% interest)
    - Piedmont
    - Weirton
- Mining and Pelletizing:
    - Hibbing JV (ArcelorMittal USA's 62.3% interest)
    - Minorca
- Met Coal / Cokemaking:
    - Monessen
    - Princeton
    - Warren

CLEVELAND-CLIFFS INC. • 200 PUBLIC SQUARE • SUITE 3300 • CLEVELAND, OH 44114-2544

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Additional Details The transaction has been approved by the board of directors of both companies and is expected to close in the fourth quarter of 2020, subject to the receipt of regulatory approval and the satisfaction of other customary closing conditions. The cash consideration from Cleveland-Cliffs is expected to be financed using available cash on hand and liquidity. Cleveland-Cliffs has received commitments to increase its existing Asset Based Lending Facility. Upon close of the transaction, ArcelorMittal USA inventories and accounts receivable are expected to further increase the Company’s pro forma combined borrowing base, enhancing availability and overall liquidity. Advisors and Counsel Goldman Sachs & Co. LLC is acting as financial advisor to Cleveland-Cliffs and Jones Day is serving as legal counsel. BofA Securities is acting as financial advisor to ArcelorMittal S.A. and Cleary Gottlieb Steen & Hamilton LLP is serving as legal counsel. Conference Call & Webcast Information Cleveland-Cliffs will conduct a live conference call and webcast on September 28 at 8:30 a.m. Eastern Time. The call will be broadcast live and archived on Cliffs' website at www.clevelandcliffs.com. Presentation slides will also be available on the Cliffs’ website. About Cleveland-Cliffs Inc. Founded in 1847, Cleveland-Cliffs is among the largest vertically integrated producers of differentiated iron ore and steel in North America. With an emphasis on non-commoditized products, the Company is uniquely positioned to supply both customized iron ore pellets and steel solutions to a quality-focused customer base. AK Steel, a wholly-owned subsidiary of Cleveland-Cliffs, is a leading producer of flat-rolled carbon, stainless and electrical steel products. The AK Tube and Precision Partners businesses provide customer solutions with carbon and stainless steel tubing products, die design and tooling, and hot- and cold-stamped components. In 2020, Cliffs also expects to be the sole producer of hot briquetted iron (HBI) in the Great Lakes region. Headquartered in Cleveland, Ohio, Cleveland-Cliffs employs approximately 11,000 people across mining and steel manufacturing operations in the United States and Canada. For more information, visit www.clevelandcliffs.com or www.aksteel.com. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “would,” “target” and similar expressions, as well as variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements reflect the Company’s current beliefs and judgments and are not guarantees of future results or outcomes. Forward-looking statements are based on assumptions and estimates that are inherently affected by economic, competitive, regulatory, and operational risks and uncertainties and contingencies that may be beyond the Company’s control. They are also subject to inherent risks and uncertainties that could cause actual results or performance to differ CLEVELAND-CLIFFS INC. • 200 PUBLIC SQUARE • SUITE 3300 • CLEVELAND, OH 44114-2544 3

materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include (i) the completion of the proposed transaction on the anticipated terms and timing or at all, including the receipt of regulatory approvals and anticipated tax treatment, (ii) potential unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, economic performance, indebtedness, financial condition, losses and future prospects, (iii) the ability of the Company to integrate its and ArcelorMittal USA’s businesses successfully and to achieve anticipated synergies, (iv) business and management strategies for the management, expansion and growth of the combined company’s operations following the consummation of the proposed transaction, (v) potential litigation relating to the proposed transaction that could be instituted against the Company or its officers and directors, (vi) the risk that disruptions from the proposed transaction will harm ArcelorMittal USA’s or the Company’s businesses, including current plans and operations, (vii) the ability of ArcelorMittal USA or the Company to retain and hire key personnel, (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction, (ix) severe financial hardship, bankruptcy, temporary or permanent shutdowns or operational challenges, due to the ongoing COVID-19 pandemic or otherwise, of one or more of the Company’s major customers, including customers in the automotive market, key suppliers or contractors, which, among other adverse effects, could lead to reduced demand for the Company’s products, increased difficulty collecting receivables, and customers and/or suppliers asserting force majeure or other reasons for not performing their contractual obligations to the Company, (x) the Company’s ability to realize the anticipated benefits of the acquisition of AK Steel and to successfully integrate the businesses of AK Steel into its existing businesses, including uncertainties associated with maintaining relationships with customers, vendors and employees, as well as realizing additional future synergies, (xi) uncertainty as to the long-term value of the Company’s common stock, (xii) continued availability of capital and financing and rating agency actions, (xiii) legislative, regulatory and economic developments and (xiv) unpredictability and severity of catastrophic events, including acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. Other factors that may present significant additional obstacles to the realization of forward-looking statements or which could have a material adverse effect on the Company’s consolidated financial condition, results of operations, credit rating or liquidity are contained in the Company’s periodic reports filed with the Securities and Exchange Commission, including in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. The Company assumes no obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by applicable law. Contacts Cleveland-Cliffs Investor Relations: Paul Finan Director, Investor Relations (216) 694-6544 Media: Patricia Persico Director, Corporate Communications (216) 650-0168 Source: Cleveland-Cliffs Inc. ### CLEVELAND-CLIFFS INC. • 200 PUBLIC SQUARE • SUITE 3300 • CLEVELAND, OH 44114-2544 4